Exhibit 1.1

Execution Version

INTERNATIONAL SEAWAYS, INC.

$25,000,000 8.50% SENIOR NOTES DUE 2023

UNDERWRITING AGREEMENT

May 24, 2018

May 24, 2018

Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated
As Representatives of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

International Seaways, Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom each of Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated are acting as representatives (the “Representatives”), the aggregate principal amount of its 8.50% Senior Notes due 2023 set forth in Schedule I hereto (the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional aggregate principal amount of such 8.50% Senior Notes due 2023 set forth in Schedule I hereto (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities shall be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (Reg. No. 333-224313), relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated May 21, 2018 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment”, and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

On April 18, 2018, Seaways Holding Corporation (“Purchaser”), a corporation incorporated under the laws of the Marshall Islands and a wholly-owned subsidiary of the Company, entered into a stock purchase and sale agreement (“SPA”) with Euronav NV (“Euronav”) and Euronav MI Inc. (“Seller”), Euronav’s wholly-owned subsidiary, pursuant to which Purchaser agreed to purchase from Seller, on the terms and subject to the conditions in the SPA, the holding companies for six very large crude carrier vessels (respectively, the “Acquisition Subsidiaries” and the “Acquisition Vessels”), each as listed on Schedule IV-3, from Euronav for an aggregate price of $434 million. For purposes of this Agreement, references to “the Company” and/or “its subsidiaries” in Sections 1(f), (r), (s), (t), (w), (x), (y), (z), (aa), (dd), (ee), (ff) and (qq) and Section 5(a)(ii) of this Agreement shall be deemed to include, and the representations and warranties and conditions contained therein shall apply to, to the knowledge of the Company, the Acquisition Subsidiaries and the Acquisition Vessels, as applicable.

1.       Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)       The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a Registration Statement on Form S-3, including a related Basic Prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Registration Statement, including any amendments or supplements thereto, has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)       (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and the Option Closing Date (each as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

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(c)       The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or when filed, used or referred to will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)       The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus, is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities (as defined below), taken as a whole.

(e)       There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of The Marshall Islands.

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(f)       Except as otherwise disclosed in the Time of Sale Prospectus, each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited partnership, limited liability company or other entity power and authority, as applicable, to own or lease its property and to conduct its business as described in the Time of Sale Prospectus, is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)       The Company has equity interests in the entities listed in Schedule IV-2 of this Agreement (collectively, the “JV Entities”), in the respective percentages as set forth on Schedule IV-2. To the knowledge of the Company, the equity interests in the JV Entities have been duly and validly authorized and issued, are fully paid and non-assessable, and the respective percentages of such equity interests are owned directly by Africa Tanker Corporation, a wholly owned subsidiary of the Company, or the Company.

(h)       This Agreement has been duly authorized, executed and delivered by the Company and is in proper form under the laws of the Republic of The Marshall Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of The Marshall Islands of this Agreement.

(i)       There is no franchise, agreement, contract, indenture or other document or instrument of a character required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(j)       The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. The Indenture will conform to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)       The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture. The Securities will conform to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

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(l)       The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or JV Entities that is material to the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency, arbitrator, court or other authority having jurisdiction over the Company or any subsidiary or JV Entity, including, without limitation, the International Maritime Organization (the “IMO”).

(m)       No consent, approval, authorization or order of, or qualification with, any governmental body or agency in the United States, the Republic of The Marshall Islands or any other jurisdiction, including the IMO, is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(n)       The consolidated historical financial statements included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Historical Consolidated Financial Information” in the Registration Statement, Time of Sale Prospectus and Prospectus and under the caption “Selected Financial Data” in the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2018 fairly present, on the basis stated therein, information included therein. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus was, at the time issued, made without a reasonable basis or made other than in good faith.

(o)       Ernst & Young LLP, who have audited the financial statements for the period ended December 31, 2017 and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference into the Registration Statement and Prospectus, were and are the independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

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(p)       PricewaterhouseCoopers LLP, who have audited the financial statements as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference into the Registration Statement and Prospectus, were the independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(q)       On the date hereof and on or as of the Closing Date or the Option Closing Date, as the case may be, (i) the assets of the Company at their fair valuation exceed the liabilities of the Company, including contingent liabilities, (ii) the capital of the Company is adequate to conduct the business of the Company, (iii) the Company owns, leases, possesses or otherwise has the right to use all such assets necessary to the conduct of its operations as described in the Time of Sale Prospectus and Prospectus, (iv) the Company has the ability to pay its debts and obligations, including contingent obligations, as such debts mature and the Company does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debt matures and (v) the Company is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code and Section 2(g) of The Marshall Islands Business Corporations Act).

(r)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s)       There are no legal or governmental proceedings, actions or suits before any governmental agency, authority or body, including the IMO, or any arbitration involving the Company or any of its subsidiaries or JV Entities or its property pending or threatened to which the Company or any of its subsidiaries or any JV Entity is a party or to which any of the properties of the Company or any of its subsidiaries or any JV Entity is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)       Neither the Company nor any of its subsidiaries nor JV Entities is (i) in violation of its respective charter or by-laws, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including, without limitation, the IMO, or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus.

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(u)       Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)       The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)       Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interests in the JV Entities, the Company and its subsidiaries, and to the knowledge of the Company, its JV Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(x)       In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries and JV Entities, in the course of which the Company identifies and evaluates associated costs and liabilities (including without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and such review has not identified costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

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(y)       No material labor dispute with the employees of the Company or any of its subsidiaries of JV Entities exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors.

(z)       The Company and each of its subsidiaries and JV Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries, JV Entities, or its businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries and JV Entities are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that neither it nor any of its subsidiaries or JV Entities will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole.

(aa)     The Company and its subsidiaries and JV Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, Time of Sale Prospectus and Prospectus, and neither the Company nor any of its subsidiaries or JV Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb)    Neither the Company nor any of its subsidiaries or JV Entities, nor any affiliates of the Company or any of its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(cc)     The Company and its subsidiaries, and its and their directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its subsidiaries, and its and their directors and officers.

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(dd)    (i) None of the Company or its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any of its affiliates, JV Entities, any employee of the Company or of any of its subsidiaries, JV Entities or affiliates or any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries, and to the Company’s knowledge, its JV Entities and affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries or JV Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ee)     The operations of the Company and its subsidiaries, and to the knowledge of the Company, the JV Entities, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries and JV Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)      (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, its JV Entities, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is:

(A)       the subject of any sanctions administered or enforced by the United States government (including by, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), or

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(B)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region, Cuba, Iran, North Korea and Syria).

(ii)       None of the Company or any of its subsidiaries or JV Entities is a Person subject to sanctions by virtue of a relationship of ownership or control with a Person described in subsections (A) or (B) of section (i) of this paragraph.

(iii)      The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

 (A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

 (B)       in any other manner, in each case, as will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iv)       For the past 5 years, the Company and its subsidiaries and JV Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg)     Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or any political subdivisions thereof. The irrevocable and unconditional waiver and agreement of the Company contained in Section 14 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Republic of The Marshall Islands.

(hh)     The courts of the Republic of The Marshall Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(ii)       The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of The Marshall Islands and will be honored by the courts of the Republic of The Marshall Islands. The Company has the power to submit, and pursuant to Section 13 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the New York Courts (as defined in Section 13), and has the power to designate, appoint and empower, and pursuant to Section 13, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the New York Courts.

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(jj)      There are no documentary, stamp or other issuance of transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of The Marshall Islands or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the Indenture, or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities or the consummation of the transactions contemplated by this Agreement or the Indenture.

(kk)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(ll)       No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of The Marshall Islands, or to any political subdivision or taxing authority of either thereof or therein in connection with the issuance and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof, aside from any capital gains, income, withholding or other taxes payable by any Underwriter in connection with a business carried on by that Underwriter in the Republic of The Marshall Islands in respect of the sale and delivery of the Securities.

(mm)   All payments of principal, premium (if any), any additional amounts and any interest on the Securities may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such payments will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction under the laws and regulations of the Republic of The Marshall Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of The Marshall Islands.

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(nn)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(pp)   The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq)    Except as otherwise disclosed in the Time of Sale Prospectus, all of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for each of the vessels listed on Schedule IV-2 (each of which are owned by a JV Entity (the “JV Vessels”)) and the vessels listed on Schedule IV-4 (the “Chartered Vessels”, each of which is chartered-in by a subsidiary of the Company (each the “Chartering Subsidiary”)), are owned directly by subsidiaries of the Company; each of the vessels listed on Schedule IV-1 (the “Owned Vessels”) hereto and, to the knowledge of the Company, the JV Vessels and the Chartered Vessels has been duly and validly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV-1 or IV-2, as applicable; each Company subsidiary or JV Entity, as applicable, has good title to the applicable Owned Vessel or the applicable JV Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any other encumbrances which would not, in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries and its interest in the JV Entities, taken as a whole; and each of the charter-in contracts in respect of the Chartered Vessels is a valid and binding agreement of, the relevant Chartering Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

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(rr)      Effective January 1, 2018, the Company adopted certain new accounting policies as disclosed in the Company’s Current Report on Form 8-K, filed with Commission on May 14, 2018 (the “Recast Financials Form 8-K”) (which contains an explanatory paragraph for the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715), ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (ASC 230) and ASU No. 2016-18, Statement of Cash Flows (ASC 230): Restricted Cash (collectively, the “New Accounting Policies”)). The Recast Financials Form 8-K contains consolidated historical financial statements of the Company as of and for the fiscal year ended December 31, 2017, prepared by the Company and audited by Ernst & Young LLP, and as of and for the fiscal years ended December 31, 2016 and December 31, 2015, prepared by the Company and audited by PricewaterhouseCoopers LLP (collectively, the “Audited Recast Financial Statements”) that have been recast to give effect to the New Accounting Policies as further described in the Audited Recast Financial Statements. The Recast Financials Form 8-K also includes consolidated historical financial information as of and for the fiscal years ended December 31, 2014 and December 31, 2013 (collectively, the “Unaudited Recast Annual Financial Information”), that have been recast to give effect to the New Accounting Policies as further described therein. The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2018, contains unaudited consolidated financial statements for the quarter ended March 31, 2017, prepared by the Company that that have been recast to give effect to the New Accounting Policies as further described therein (the “Unaudited Recast Interim Financial Statements” and, together with the Unaudited Recast Annual Financial Information, the “Unaudited Recast Financial Information”). All such Unaudited Recast Financial Information has been derived from the Company’s audited or reviewed historical financial statements and recast by the Company on the same basis as Audited Recast Financial Statements and fairly present, in all material respects, the financial results of the Company for such periods in accordance with U.S. GAAP, after applying the New Accounting Policies.

2.       Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Firm Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

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(b)       The Company hereby grants an option to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company up to the aggregate principal amount of Option Securities set forth in Schedule II hereto at the applicable purchase price set forth in Schedule I hereto. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any Securities having a principal amount of less than $25.00.

3.       Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.       Payment and Delivery. (a) Payment for the Firm Securities, and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the third business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.” Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

(b)       If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date (such date, the “Option Closing Date”), the Company will deliver to the Representatives on the Option Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

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5.       Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

(i)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries and its interest in the JV Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)       The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)       The Underwriters shall have received on the Closing Date or on the Option Closing Date, as the case may be, an opinion of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex A.

(d)       The Underwriters shall have received on the Closing Date or on the Option Closing Date, as the case may be, an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)       The Underwriters shall have received on the Closing Date or on the Option Closing Date, as the case may be, an opinion of Reeder & Simpson, P.C., Marshall Islands counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex B.

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(f)       The Underwriters shall have received, on each of the date hereof and the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP and PricewaterhouseCoopers LLP, each independent public accountants, each containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)       Prior to the Closing Date, an application shall have been made for admission, listing and trading of the Securities on the New York Stock Exchange, and satisfactory evidence of such shall have been provided to the Representatives.

(h)       FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

6.       Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)       Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)       To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e)       If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)       If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)       To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)       To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

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(i)       Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, provided, however, that such fees and disbursement of counsel for the Underwriters pursuant to clauses (iii) and (iv) shall not exceed $35,000, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the New York Stock Exchange and the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)       If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

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(k)       During the period beginning on the date hereof and ending on the date 45 days subsequent to the date of the final Prospectus, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters);

(l)       To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives and substantially in the form attached hereto as Schedule III, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities;

(m)       The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of the Republic of The Marshall Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein;

(n)       All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; and

(o)       All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

7.       Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

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8.       Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

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(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

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(e)       The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)       The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.       Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v) makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

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10.       Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.       Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

23

 (b)       The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.       Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York (a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in a New York Court and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company has appointed the Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of The Marshall Islands.

24

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter or controlling person of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.       Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

15.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.       Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.       Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Remainder of page intentionally left blank]

25

Very truly yours,

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Lois K. Zabrocky
Name: Lois K. Zabrocky
Title: President

Accepted as of the date hereof Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chris Weyers
Name: Chris Weyers
Title: Managing Director

On behalf of the Underwriters

26

Very truly yours,

INTERNATIONAL SEAWAYS, INC.

By:
Name:
Title:

Accepted as of the date hereof Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

On behalf of the Underwriters

27

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC Stifel, Nicolaus & Company, Incorporated

Indenture:	Indenture to be dated as of the Closing Date between the Company and the Trustee (the “Base Indenture”), as supplemented by a supplemental indenture to be dated as of the Closing Date between the Company and the Trustee (the “Supplemental Indenture”)

Trustee:	The Bank of New York Mellon

Registration Statement File No.:	333-224313

Time of Sale Prospectus

1.          Prospectus dated May 21, 2018 relating to the Shelf Securities

2.          The preliminary prospectus supplement dated May 23, 2018 relating to the Securities

3.          Free writing prospectus dated May 24, 2018, substantially in the form set forth in Schedule III hereto

Securities to be purchased:	8.50% Senior Notes due 2023

Aggregate Principal Amount:	$25,000,000 ($28,750,000 assuming the underwriters exercise their option to purchase the additional Notes in full)

Purchase Price:	96.85% of the principal amount of the Securities, plus accrued interest, if any, from May 31, 2018

Maturity:	June 30, 2023

Interest Rate:	8.50% per annum, accruing from May 31, 2018

Interest Payment Dates:	March 30, June 30, September 30 and December 30, commencing September 30, 2018

I-1

Closing Date and Time:	May 31, 2018 9 a.m.

Closing Location:	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Investment Banking Division

Fax: (212)-507-8999

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Address for Notices to the Company:	International Seaways, Inc. c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016

I-2

SCHEDULE II

Underwriter	Principal Amount of Firm Securities To Be Purchased

Morgan Stanley & Co. LLC	12,500,000
Stifel, Nicolaus & Company Incorporated	8,750,000
Jefferies LLC	1,875,000
B. Riley FBR, Inc.	1,875,000
Total	$25,000,000

Underwriter	Principal Amount of Option Securities (up to the amounts listed below)

Morgan Stanley & Co. LLC	1,875,000
Stifel, Nicolaus & Company Incorporated	1,312,500
Jefferies LLC	281,250
B. Riley FBR, Inc.	281,250
Total	$3,750,000

II-1

SCHEDULE III

Filed Pursuant to Rule 433
Registration No. 333-224313

SUMMARY OF FINAL TERMS

May 24, 2018

$25,000,000

INTERNATIONAL SEAWAYS, INC.

8.50% NOTES DUE 2023

This summary pricing sheet relates only to the securities described below and should only be read together with the preliminary prospectus supplement, subject to completion, dated May 23, 2018, relating to these securities and supersedes the information in the preliminary prospectus supplement to the extent inconsistent with the information in the preliminary prospectus supplement. Except as set forth in the immediately preceding sentence, this summary pricing sheet is qualified in its entirety by reference to the preliminary prospectus supplement. Capitalized terms not defined herein have the meanings assigned to them in the preliminary prospectus supplement.

Issuer	International Seaways, Inc.

Securities Offered	8.50% Notes due 2023 (the “Notes”).

Trade Date	May 24, 2018.

Settlement Date	May 31, 2018(1) (DTC).

Principal Amount	$25,000,000 ($28,750,000 assuming the underwriters exercise their option to purchase the additional Notes in full).

Denominations	$25 and integral multiples of $25 in excess thereof.

Maturity	June 30, 2023.

Interest Payment Dates	March 30, June 30, September 30 and December 30, commencing September 30, 2018.

Optional Redemption	The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after June 30, 2020, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

Coupon	8.50%.

Public Offering Price	100%.

Day Count	30/360.

Net Proceeds to the Issuer (before expenses; assumes no exercise of underwriters’ option)	$24,212,500 ($27,844,375 assuming the underwriters exercise their option to purchase the additional Notes in full).

Ratings(2)	Caa1/CCC+.

Listing	The Issuer intends to file an application to list the Notes on the New York Stock Exchange.

CUSIP/ISIN	46032V 106 / US46032V1061.

(1) The Issuer expects that delivery of the Notes will be made against payment therefor on or about May 31, 2018, which will be the fourth business day following the date hereof (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

(2) A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

III-1

SUMMARY OF FINAL TERMS

May 24, 2018

$25,000,000

INTERNATIONAL SEAWAYS, INC.

8.50% NOTES DUE 2023

Joint Book-Running Managers	Morgan Stanley & Co. LLC Stifel, Nicolaus & Company, Incorporated Jefferies LLC
Co-Managers	B. Riley FBR, Inc.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Notes and is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or Stifel, Nicolaus & Company, Incorporated at 787 7th Avenue, 11th Floor, New York, NY 10019, Attn: Syndicate Department, or telephone: 1-855-300-7136, or e-mail: syndprospectus@stifel.com or Jefferies LLC, by calling toll-free at 1-877-877-0696 or by emailing DCMProspectuses@jefferies.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

III-2

ANNEX B

1.       Owned Vessels

Subsidiary	Jurisdiction	Owned Vessel	Owned Vessel Registration
ALCESMAR LIMITED	Marshall Islands	SEAWAYS ALCESMAR (ex OVERSEAS ALCESMAR)	2280
ANTIGMAR LIMITED	Marshall Islands	SEAWAYS ANTIGMAR (ex OVERSEAS ANTIGMAR)	2283
ARIADMAR LIMITED	Marshall Islands	SEAWAYS ARIADMAR (ex OVERSEAS ARIADMAR)	2284
ATHENS PRODUCT TANKER CORPORATION	Marshall Islands	SEAWAYS ATHENS (ex OVERSEAS ATHENS)	4377
FRONT PRESIDENT INC.	Marshall Islands	SEAWAYS EVEREST (ex OVERSEAS EVEREST)	3712
SEVENTH AFRAMAX TANKER CORPORATION	Marshall Islands	SEAWAYS FRAN (ex OVERSEAS FRAN)	1577
GOLDMAR LIMITED	Marshall Islands	SEAWAYS GOLDMAR (ex OVERSEAS GOLDMAR)	2278
HATTERAS TANKER CORPORATION	Marshall Islands	SEAWAYS HATTERAS	7597
CABO HELLAS LIMITED	Marshall Islands	SEAWAYS HELLAS (ex CABO HELLAS)	2269
JADEMAR LIMITED	Marshall Islands	SEAWAYS JADEMAR (ex OVERSEAS JADEMAR)	2275
OAK TANKER CORPORATION	Marshall Islands	SEAWAYS KILIMANJARO (ex OVERSEAS KILIMANJARO)	4169
KYTHNOS CHARTERING CORPORATION	Marshall Islands	SEAWAYS KYTHNOS (ex OVERSEAS KYTHNOS)	4017
OCEANIA TANKER CORPORATION	Marshall Islands	SEAWAYS LAURA LYNN (ex OVERSEAS LAURA LYNN)	2371
LEYTE PRODUCT TANKER CORPORATION	Marshall Islands	SEAWAYS LEYTE (ex OVERSEAS LEYTE)	4255
AMALIA PRODUCT CORPORATION	Marshall Islands	SEAWAYS LUZON (ex OVERSEAS LUZON)	2946
MAPLE TANKER CORPORATION	Marshall Islands	SEAWAYS MCKINLEY (ex OVERSEAS MCKINLEY)	4111
MILOS PRODUCT TANKER CORPORATION	Marshall Islands	SEAWAYS MILOS (ex OVERSEAS MILOS)	4376
MONTAUK TANKER CORPORATION	Marshall Islands	SEAWAYS MONTAUK	7598
1372 TANKER CORPORATION	Marshall Islands	SEAWAYS MULAN (ex OVERSEAS MULAN)	1656
PEARLMAR LIMITED	Marshall Islands	SEAWAYS PEARLMAR (ex OVERSEAS PEARLMAR)	2274
EIGHTH AFRAMAX TANKER CORPORATION	Marshall Islands	SEAWAYS PORTLAND (ex OVERSEAS PORTLAND)	1638
KATSURA TANKER CORPORATION	Marshall Islands	SEAWAYS RAFFLES	2295
BATANGAS TANKER CORPORATION	Marshall Islands	SEAWAYS REDWOOD (ex OVERSEAS REDWOOD)	4934
REYMAR LIMITED	Marshall Islands	SEAWAYS REYMAR (ex OVERSEAS REYMAR)	2271
ROSALYN TANKER CORPORATION	Marshall Islands	SEAWAYS ROSALYN (ex OVERSEAS ROSALYN)	1632
ROSEMAR LIMITED	Marshall Islands	SEAWAYS ROSEMAR (ex OVERSEAS ROSEMAR)	2277
RUBYMAR LIMITED	Marshall Islands	SEAWAYS RUBYMAR (ex OVERSEAS RUBYMAR)	2276
SAKURA TRANSPORT CORP.	Marshall Islands	SEAWAYS SAKURA (ex OVERSEAS SAKURA)	3403
SAMAR PRODUCT TANKER CORPORATION	Marshall Islands	SEAWAYS SAMAR (ex OVERSEAS SAMAR)	4375
MINDANAO TANKER CORPORATION	Marshall Islands	SEAWAYS SHENANDOAH (ex OVERSEAS SHENANDOAH)	5473
SHIRLEY AFRAMAX CORPORATION	Marshall Islands	SEAWAYS SHIRLEY (ex OVERSEAS SHIRLEY)	4852
SILVERMAR LIMITED	Marshall Islands	SEAWAYS SILVERMAR (ex OVERSEAS SILVERMAR)	2279
SKOPELOS PRODUCT TANKER CORPORATION	Marshall Islands	SEAWAYS SKOPELOS (ex OVERSEAS SKOPELOS)	3726
TOKYO TRANSPORT CORP.	Marshall Islands	SEAWAYS TANABE (ex OVERSEAS TANABE)	2487
CARL PRODUCT CORPORATION	Marshall Islands	SEAWAYS VISAYAS (ex OVERSEAS VISAYAS)	2947
MAREMAR PRODUCT TANKER CORPORATION	Marshall Islands	VICTORY	4915

B-1

2.       JV Entities – JV Vessels

JV Entity	Jurisdiction	% Ownership	JV Partner	JV Vessel	JV Vessel Official Number
TI Africa Limited	Hong Kong	50%	Euronav Hong Kong Limited	FSO Africa	2388
TI Asia Limited	Hong Kong	50%	Euronav Hong Kong Limited	FSO Asia	3426
OSG Nakilat Corporation (“OSGNC”) Subsidiaries-	Marshall Islands	49.9%	Nakilat Maritime Services Ltd.
Overseas LNG H1 Corporation	Marshall Islands	100% by OSGNC		Al Gattara	2917
Overseas LNG S1 Corporation	Marshall Islands	100% by OSGNC		Tembek	2921
Overseas LNG H2 Corporation	Marshall Islands	100% by OSGNC		Al Gharrafa	2917
Overseas LNG S2 Corporation	Marshall Islands	100% by OSGNC		Al Hamla	2922

B-2

3.       Acquisition Subsidiaries – Acquisition Vessels

Acquisition Subsidiary	Jurisdiction	Acquisition Vessel	Acquisition Vessel Registration
Gener8 Andriotis LCC	Marshall Islands	VLCC 1 (Andriotis)	Marshall Islands
Gener8 Chiotis LCC	Marshall Islands	VLCC 2 (Chiotis)	Marshall Islands
Gener8 Miltiades LCC	Marshall Islands	VLCC 3 (Miltiades)	Marshall Islands
Gener8 Strength LCC	Marshall Islands	VLCC 4 (Strength)	Marshall Islands
Gener8 Success LCC	Marshall Islands	VLCC 5 (Success)	Marshall Islands
Gener8 Supreme LCC	Marshall Islands	VLCC 6 (Supreme)	Marshall Islands

4.         Chartered-in Vessels

Owner	Owner Jurisdiction	Chartering Subsidiary	Chartering Subsidiary Jurisdiction	Chartered Vessel	Chartered Vessel Registration
Argo Shipping Corporation	Marshall Islands	Delta Aframax Corporation	Marshall Islands	SEAWAYS YELLOWSTONE	Marshall Islands
Argo Shipping Corporation	Marshall Islands	Epsilon Aframax Corporation	Marshall Islands	SEAWAYS YOSEMITE	Marshall Islands
Belerion Maritime Co.	Marshall Islands	Kimolos Tanker Corporation	Marshall Islands	SEAWAYS KIMOLOS	Marshall Islands
Pretty Urban Shipping S.A.	Panama	Urban Tanker Corporation	Marshall Islands	PTI SEXTANS	Hong Kong
Pretty View Shipping S.A.	Panama	View Tanker Corporation	Marshall Islands	PTI CYGNUS	Hong Kong
Pretty Concept Shipping S.A.	Panama	Concept Tanker Corporation	Marshall Islands	PTI HERCULES	Hong Kong
Pretty Rich Shipping S.A.	Panama	Rich Tanker Corporation	Marshall Islands	PTI ORION	Hong Kong

B-3